Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Anna Protopapas, Brian DeSchuytner, Alejandra Carvajal and Brigitte Eichner of Mersana Therapeutics, Inc. (the “Company”), signing individually, with full power of substitution, as the undersigned’s true and lawful attorneys-in-fact and agents to:

(1)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

(2)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC, in the undersigned’s capacity as officer, director or beneficial owner of more than 10% of a registered class of securities of the Company of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of April, 2022.

/s/ Lawrence Alleva
Lawrence Alleva

[Signature Page to Section 16 Power of Attorney]